UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2008

GRIFFON CORPORATION

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	1-6620	11-1893410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 JERICHO QUADRANGLE, JERICHO, NEW YORK		11753
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 516-938-5544

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

Griffon Corporation (“Griffon”) is filing this Current Report on Form 8-K to recast the presentation of its consolidated financial statements that were initially filed with the Securities and Exchange Commission (the “SEC”) in its Annual Report on Form 10-K for the year ended September 30, 2007 (the “Form 10-K”) to reflect the following:

Discontinued Operations

As a result of the downturn in the residential housing market and the impact on the Installation Services segment, Griffon’s management initiated a plan during the second quarter of fiscal 2008 to exit certain markets within the Installation Services segment through the sale or disposition of business units. As part of the decision to exit certain markets, Griffon closed three units of the Installation Services segment in the second quarter of fiscal 2008. Accordingly, Griffon reported those units as discontinued operations in its Quarterly Report on Form 10-Q for the period ended March 31, 2008.

Subsequently, during the third quarter of fiscal 2008, Griffon’s board of directors approved a plan to exit all other operating activities of the Installation Services segment in 2008, with the exception of two units which were merged into the Garage Doors segment. The plan met the criteria for discontinued operations classification in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” As part of this plan, Griffon closed one additional unit during the third quarter of fiscal 2008, sold nine units to one buyer in the third quarter of fiscal 2008 and entered into an agreement in the fourth quarter of fiscal 2008 to sell the remaining two units. Operating results of substantially all of the Installation Services segment were reported as discontinued operations in the consolidated statements of income for all periods presented in Griffon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and, beginning with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, the Installation Services segment is excluded from segment reporting.

Under the requirements of the SEC, the classification of discontinued operations required by SFAS No. 144 is also required for previously issued financial statements for each of the three years presented in Form 10-K if those financial statements are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the Installation Services segment meeting the criteria for discontinued operations presentation. This reclassification has no effect on Griffon’s reported total consolidated net income, total consolidated assets, total consolidated liabilities and total consolidated shareholders’ equity for any reporting period.

Accordingly, Griffon is revising and including in this Form 8-K the following portions of the Form 10-K:

Part II -   Item 6.   Selected Financial Data;

Part II -   Item 7.   Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

Part II -   Item 8.   Financial and Supplementary Data.

In order to preserve the nature and character of the disclosures set forth in such items as originally filed in the Form 10-K, no attempt has been made in this Form 8-K, and it should not be read, to modify or update disclosures as presented in the Form 10-K to reflect events or occurrences after November 29, 2007, the date of the filing of the Form 10-K, except for matters relating specifically to the recasting of the presentation described above. Therefore, this Form 8-K should be read in conjunction with the Form 10-K and Griffon’s filings made with the SEC subsequent to the filing of the Form 10-K.

Item 9.01.                                          Financial Statements and Exhibits

The following exhibits are filed as part of this report.

23	Consent of Grant Thornton LLP
23.1	Consent of PricewaterhouseCoopers LLP
99	Revised items included in Griffon Corporation’s 2007 Form 10-K:
Part II - Item 6. Selected Financial Data;
Part II - Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and
Part II - Item 8. Financial and Supplementary Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

August 19, 2008	By:	/s/ Patrick L. Alesia
	Name:	Patrick L. Alesia
	Title:	Chief Financial Officer